UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2018

Starbucks Corporation

(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of principal executive offices) (Zip Code)

(206) 447-1575

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2018, Starbucks Corporation (the “Company”) announced the appointment of Patrick J. Grismer as executive vice president, chief financial officer, effective November 30, 2018. In this capacity, Mr. Grismer will serve as the Company’s principal financial officer and principal accounting officer, effective November 30, 2018. Mr. Grismer is expected to join the Company as executive vice president on November 12, 2018. As previously announced, Scott Maw will retire as chief financial officer of the Company on November 30, 2018 and will serve as a senior consultant through March 31, 2019.

Mr. Grismer, 56, has been Executive Vice President, Chief Financial Officer of Hyatt Hotels Corporation, a global hospitality company, since March 2016, where he is responsible for Hyatt’s global finance function. Mr. Grismer joined Hyatt following his post as Chief Financial Officer at Yum! Brands, Inc., a position he held from May 2012 to February 2016. He previously held a number of roles at Yum!, including Chief Planning and Control Officer and Chief Financial Officer for Yum! Restaurants International. Prior to Yum!, Mr. Grismer worked at The Walt Disney Company where he served in roles that included Vice President, Business Planning and Development for The Disneyland Resort and Chief Financial Officer for the Disney Vacation Club. Mr. Grismer began his career with Price Waterhouse. He earned CPA certification in the State of California (inactive status).

In connection with Mr. Grismer’s appointment, the Compensation and Management Development Committee of the Board of Directors of the Company approved an annualized base salary of $845,000, an annual bonus target under the Company’s Executive Management Bonus Plan of 100% of base salary, a new hire equity award of $7,500,000 and a new hire cash award of $1,500,000. The equity award will consist of time-vesting restricted stock units (“RSUs”). The RSUs will vest 40% on the first anniversary, and 30% on each of the second and third anniversaries, of the date of grant, subject to continued employment. The new hire cash award will be paid in full following 30 days of employment, subject to a one-year repayment agreement. The foregoing description is qualified in its entirety by reference to Mr. Grismer’s Offer Letter dated October  5, 2018, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There is no arrangement or understanding between Mr. Grismer and any other person pursuant to which Mr. Grismer was appointed. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Grismer and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Mr. Grismer has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

A copy of the Company’s press release relating to the announcement described in Item 5.02, dated October  8, 2018, is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Offer Letter dated October 5, 2018 between Starbucks Corporation and Patrick J. Grismer

99.1	Press Release dated October 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION
Dated: October 9, 2018
	By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez
executive vice president, general counsel and secretary